SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2005

M&F BANCORP, INC.

(Exact Name of Registrant as specified in its charter)

North Carolina	000-27307	56-1980549
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2634 Durham-Chapel Hill Boulevard, Durham, North Carolina 27707

(Address of principal executive offices)

Registrant’s telephone number, including area code (919) 683-1521

Not Applicable

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; APPOINTMENT OF PRINCIPAL OFFICERS.

Board of Directors of the M&F Bancorp, Inc. Effective June 22, 2005, Lee Johnson, Jr., resigned from the Board of Directors of M&F Bancorp, Inc. (the “Company”). Mr. Johnson expressed no disagreement with an issue before or decision of the Board of Directors or any matter relating to the Company’s operations, policies or practices. He resigned due to his retirement as President and Chief Executive Officer of the Company and Mechanics and Farmers Bank, the wholly-owned bank subsidiary of the Company (the “Bank”). After his resignation from the Company’s Board of Directors, Mr. Johnson was not renominated to serve as a director of the Bank. Therefore, Mr. Johnson’s term as a director of the Bank expired on June 22, 2005.

Effective June 22, 2005, the Board of Directors of the Company appointed Ronald Wiley, President and Chief Executive Officer of the Company and the Bank, as a director of the Company to fill the vacancy created by Mr. Johnson’s resignation from the Board of Directors. Mr. Wiley will serve as a director of the Company for the remaining portion of Mr. Johnson’s one-year term to expire at the Company’s 2006 annual meeting or until his successor is duly elected and qualified. Mr. Wiley has not yet been appointed to serve on any committees of the Company’s Board. The Company’s Board may appoint Mr. Wiley to serve on certain Board committees at a later date.

Board of Directors of Mechanics and Farmers Bank. In addition, effective June 22, 2005, the Board of Directors of the Bank increased the size of its Board of Directors to eleven members. The Board of Directors of the Company, acting as the sole shareholder, nominated, and elected Mr. Wiley, Mr. Michael Lawrence, Mr. Maceo K. Sloan, Ms. Genevia Gee Fulbright and Mr. Willie T. Closs, Jr. as directors of the Bank each to serve for a one-year term to expire at the Bank’s 2006 annual meeting or until his or her successor is duly elected and qualified. Mr. Wiley’s and Mr. Lawrence’s appointments will become effective upon acquisition of the required director qualifying shares required under North Carolina law for them to take office and completion of any required regulatory approvals. Mr. Sloan’s, Ms. Fulbright’s and Mr. Closs’ appointments were effective June 22, 2005.

Officers of Mechanics and Farmers Bank. Effective June 22, 2005, the Bank’s Board of Directors appointed Allan E. Sturges as Acting Chief Financial Officer of Mechanics and Farmers Bank. On March 10, 2005, the Company’s Board of Directors had appointed Allan Sturges as Acting Chief Financial Officer of the Company. Since 2004, Mr. Sturges has served as Vice President and Comptroller of the Bank. Mr. Sturges will continue to hold his position as Vice President of the Bank.

ITEM 8.01 OTHER EVENTS.

The Board of Directors of the Company has approved a regular cash dividend of $0.05 per share for the second quarter of 2005. The dividend is payable July 15, 2005 to shareholders of record on July 8, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2005

M&F BANCORP, INC.

By:	/s/ Allan E. Sturges
Allan E. Sturges
Acting Chief Financial Officer

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